EXHIBIT 99.1

CLAIRE’S STORES, INC. AND SUBSIDIARIES

(EXCLUDING UNRESTRICTED SUBSIDIARIES)

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

October 28, 2017
ASSETS
Current assets:
Cash and cash equivalents	$25,319
Inventories	157,827
Prepaid expenses	16,755
Other current assets	27,237

Total current assets	227,138

Property and equipment:
Furniture, fixtures and equipment	225,356
Leasehold improvements	302,042

527,398
Accumulated depreciation and amortization	(406,557)

120,841

Leased property under capital lease:
Land and building	18,055
Accumulated depreciation and amortization	(6,990)

11,065

Goodwill	1,132,575
Intangible assets, net of accumulated amortization	304,681
Other assets	42,345

1,479,601

Total assets	$1,838,645

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Trade accounts payable	$80,887
Income taxes payable	5,761
Accrued interest payable	24,079
Accrued expenses and other current liabilities	85,494

Total current liabilities	196,221

Intercompany payables	78,529
Long-term debt, net	1,969,032
Revolving credit facility, net	69,607
Obligation under capital lease	16,082
Deferred tax liability	99,134
Deferred rent expense	33,977
Unfavorable lease obligations and other long-term liabilities	9,306

2,275,667

Commitments and contingencies

Stockholder’s deficit:
Common stock	—
Additional paid-in capital	546,052
Accumulated other comprehensive loss, net of tax	(40,567)
Accumulated deficit	(1,138,728)

(633,243)

Total liabilities and stockholder’s deficit	$1,838,645

CLAIRE’S STORES, INC. AND SUBSIDIARIES

(EXCLUDING UNRESTRICTED SUBSIDIARIES)

UNAUDITED CONDENSED CONSOLIDATED STATEMENT

OF OPERATIONS

(in thousands)

	Three Months Ended October 28, 2017	Nine Months Ended October 28, 2017
Net sales	$314,584	$930,842
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	162,092	475,463

Gross profit	152,492	455,379

Other expenses:
Selling, general and administrative	115,336	338,622
Depreciation and amortization	10,755	32,848
Severance and transaction-related costs	335	867
Other income, net	(3,376)	(8,248)

	123,050	364,089

Operating income	29,442	91,290
Interest expense, net	43,229	130,203

Loss before income tax expense	(13,787)	(38,913)
Income tax expense	1,758	3,878

Net loss	$(15,545)	$(42,791)

CLAIRE’S STORES, INC. AND SUBSIDIARIES

(EXCLUDING UNRESTRICTED SUBSIDIARIES)

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

Nine Months Ended October 28, 2017
Cash flows from operating activities:
Net loss	$(42,791)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	32,848
Amortization of lease rights and other assets	3,177
Amortization of debt issuance costs	6,462
Accretion of debt premium	(2,209)
Non-cash pay-in-kind interest expense	1,200
Net unfavorable accretion of lease obligations	(47)
Loss on sale/retirement of property and equipment, net	161
Stock-based compensation expense	190
(Increase) decrease in:
Inventories	(23,105)
Prepaid expenses	(114)
Other assets	(1,444)
Increase (decrease) in:
Trade accounts payable	9,500
Income taxes payable	153
Accrued interest payable	(29,186)
Accrued expenses and other liabilities	(4,781)
Deferred income taxes	(1,108)
Deferred rent expense	(1,074)

Net cash used in operating activities	(52,168)

Cash flows from investing activities:
Acquisition of property and equipment	(13,014)
Acquisition of intangible assets/lease rights	(48)

Net cash used in investing activities	(13,062)

Cash flows from financing activities:
Proceeds from revolving credit facilities	118,000
Payments on revolving credit facilities	(53,200)
Payments on short-term debt	(18,420)
Payments of unamortized interest related to long-term debt	(4,133)
Payment of debt issuance costs	(742)
Principal payments of capital lease	(236)
Intercompany activity, net	(5,873)

Net cash provided by financing activities	35,396

Effect of foreign currency exchange rate changes on cash and cash equivalents	(639)

Net decrease in cash and cash equivalents	(30,473)
Cash and cash equivalents, at beginning of period	55,792

Cash and cash equivalents, at end of period	$25,319

Claire’s (Gibraltar) Holdings Limited

Unaudited Condensed Consolidated Balance Sheet

(in thousands)

October 28, 2017
ASSETS
Current assets:
Cash and cash equivalents	$16,719
Inventories	64,850
Prepaid expenses	14,358
Other current assets	10,992

Total current assets	106,919

Property and equipment:
Furniture, fixtures and equipment	71,516
Leasehold improvements	102,657

174,173
Accumulated depreciation and amortization	(128,654)

45,519

Intercompany receivables	167,457
Goodwill	145,058
Intangible assets, net	201,052
Other assets	36,063

549,630

Total assets	$702,068

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Trade accounts payable	$54,866
Income taxes payable	5,640
Accrued interest payable	236
Accrued expenses and other current liabilities	38,005

Total current liabilities	98,747

Long-term debt, net	156,308
Deferred tax liability	5,580
Deferred rent expense	9,677

171,565

Stockholder’s equity:
Common stock	2
Additional paid in capital	770,858
Accumulated other comprehensive loss, net of tax	(41,374)
Accumulated deficit	(297,730)

431,756

Total liabilities and stockholder’s equity	$702,068

Claire’s (Gibraltar) Holdings Limited

Unaudited Condensed Consolidated Statement of Operations and Comprehensive Income

(in thousands)

	Three Months	Nine Months
	Ended	Ended
	October 28, 2017	October 28, 2017
Net sales	$119,879	$344,144
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	62,564	176,732

Gross profit	57,315	167,412

Other expenses:
Selling, general and administrative	46,745	133,730
Depreciation and amortization	4,087	12,067
Severance and transaction-related costs	347	570
Other income, net	(1,028)	(7,446)

	50,151	138,921

Operating income	7,164	28,491
Interest expense, net	2,720	8,293

Income before income tax expense	4,444	20,198
Income tax expense	1,323	4,455

Net income	3,121	15,743
Foreign currency translation adjustments	(123)	3,723
Net (loss) gain on intra-entity foreign currency transactions, net of tax	(868)	7,264

Other comprehensive (loss) income	(991)	10,987

Comprehensive income	$2,130	$26,730

CLSIP Holdings LLC

Unaudited Condensed Statement of Cash Flows

(in thousands)

Nine Months
Ended
October 28, 2017
Net cash provided by operating activities	$—
Net cash provided by investing activities	—
Net cash provided by financing activities	—

Net increase in cash and cash equivalents	—
Cash and cash equivalents, at beginning of period	—

Cash and cash equivalents, at end of period	$—

CLSIP LLC

Unaudited Condensed Statement of Cash Flows

(in thousands)

Nine Months
Ended
October 28, 2017
Net cash provided by operating activities	$—
Net cash provided by investing activities	—
Payments of unamortized interest related to long-term debt	(5,373)
Intercompany activity, net	5,873

Net cash provided by financing activities	500

Net increase in cash and cash equivalents	500
Cash and cash equivalents, at beginning of period	—

Cash and cash equivalents, at end of period	$500